                                                                   Exhibit 23.1

                        Consent of Arthur Andersen LLP

As independent public accountants, we hereby consent to the incorporation by reference in this Current Report on Form 8-K of Apache Corporation of our report dated March 14, 1995, on the audited Statement of Combined Revenues and Direct Operating Expenses for the Oil and Gas Properties of Texaco Exploration and Production Inc. Sold to Apache Corporation (Texaco Acquired Properties), included in the Company's Current Report on Form 8-K dated March 1, 1995, amended on Form 8-K/A filed March 22, 1995, and of our report dated May 17, 1995 on the audited restated consolidated financial statements of Apache Corporation and subsidiaries included in Apache Corporation's Annual Report on Form 10-K/A for the year ended December 31, 1994, each of which was incorporated by reference in Apache Corporation's Registration Statement on Form S-3 (No. 33-62177); and the incorporation by reference of such reports into Apache Corporation's previously filed Registration Statements on Form S-3 (Nos. 33-51253, 33-53129 and 33-62177), Form S-4 (33-61669) and Form S-8 (Nos.
33-53442, 33-37402, 33-31407, 33-59721 and 33-59723); and to all references to our Firm included in such Registration Statements. It should be noted that we have not audited any financial statements of the Company or of the Texaco Acquired Properties subsequent to December 31, 1994 or performed any audit procedures subsequent to the date of our reports.

                                     ARTHUR ANDERSEN LLP

Houston, Texas
September 5, 1995